THIS WARRANT AND THE WARRANT SHARES REFERRED TO HEREIN HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT COVERING THIS WARRANT OR THOSE WARRANT SHARES, AS THE CASE MAY BE, UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

          VOID AFTER 5:00 P.M. NEW YORK TIME ON SEPTEMBER 12, 2001 ("EXPIRATION DATE").

                                   HEARx LTD.

                          WARRANT TO PURCHASE SHARES OF
                     COMMON STOCK, PAR VALUE $0.10 PER SHARE

     This is to certify that, for VALUE RECEIVED, Paul Fetscher ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from HEARx Ltd., a Delaware corporation ("Company"), at any time not later than 5:00 P.M., New York time, on the Expiration Date, at the exercise price of Four Dollars per share ($4.00) (the exercise price in effect being herein called the "Warrant Price"), 35,000 shares ("Warrant Shares") of Common Stock, par value $0.10 per share ("Common Stock"), of the Company. The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

     Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

     Section 2. Transfers. As provided herein, the Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer from time to time, the Warrant, upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be cancelled by the Company.

     Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise the Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached thereto, to the Company, at or prior to 5:00 P.M. New York Time on the Expiration Date, together with payment of the Warrant Price, as such may be adjusted from time to time in accordance with Section 9, for the number of Warrant Shares in respect of which the Warrant is then exercisable. To the extent that this Warrant remains outstanding at 5:01 P.M. on the Expiration Date, such Warrant shall automatically expire and be of no further force and effect, and the holders thereof shall have no further right to exercise or transfer the same. Payment of the Warrant Price shall be made in cash or by certified check payable in United States dollars, to the order of the Company.

     Subject to Section 5, upon such surrender of the Warrant and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered to the Warrantholder or to such other person as the Warrantholder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 10 hereof in respect of any fraction of a Warrant Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued, and the person to whom they are issued shall be deemed to have become a holder of record of the Warrant Shares, as of the date of the surrender of the Warrant and payment of the Warrant Price as aforesaid unless counsel for the Company advises the Company in writing that an earlier date is permissible for purposes of applicable securities laws. The rights of purchase represented by the Warrant shall be exercisable, at the election of the Warrantholder either as an entirety or from time to time for part only of the Warrant Shares and, in the event that the Warrant is exercised in respect of less than all of the Warrant Shares specified herein at any time prior to the Expiration Date, a new Warrant will be issued to Warrantholder for the remaining number of Warrant Shares specified in the Warrant so surrendered within five business days.

     Section 4. Exercise and Transfer to Company with the Securities Act of 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this agreement and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary or such security may then be sold pursuant to Rule 144(k) under the Securities Act of 1933.

     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of the Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

     Section 6. Mutilated or Missing Warrants. In case the Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond, if requested by the Company.

     Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant, and the American Stock Transfer & Trust Company, the transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of any of the right of purchase aforesaid shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant. After the Expiration Date, no Common Stock shall be subject to reservation in respect to such Warrant which shall have expired.

     Section 8. Warrant Price. The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

     Section 9. Adjustments. Subject and pursuant to the provisions of this
Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

     (a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's properties to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or properties as may be issuable or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant.

The above provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

     (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock (as determined pursuant to Section
3), less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed.

     (d) (i) After the date hereof, if the Company shall at any time or from time to time while the Warrant is outstanding, issue or sell any shares of Common Stock (other than Excluded Stock, as hereinafter defined) for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale then, forthwith upon such issue or sale, the Warrant Price shall be reduced (but not increased) to the consideration per share received by the Company for such shares of Common Stock issued or sold. Such adjustment shall be made successively whenever such issuance or sale is made. No adjustment of the Warrant Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment. In no event shall the Warrant Price be adjusted so that the Warrant Price per share is less than the then par value per share of Common Stock. For purposes hereof, the term "Excluded Stock" shall mean (i) shares of Common Stock issued pursuant to the exercise or conversion of options, warrants and preferred stock outstanding on the date hereof or pursuant to the terms of agreements existing on the date hereof, in accordance with the terms of such securities and agreements in effect on the date hereof, and (ii) shares of Common Stock issued pursuant to the exercise of employee stock options granted subsequent to the date hereof pursuant to the Company's employee stock option plan, subject to appropriate adjustment in the event of stock splits, stock dividends, combinations, reclassifications or similar events.

         (ii) Upon each adjustment of the Warrant Price, the Warrantholder shall thereafter be entitled to purchase at the Warrant Price resulting from such adjustment, that number of Warrant Shares obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment. Upon each adjustment of the Warrant Price, the number of Warrant Shares represented by this Warrant shall be adjusted to equal the number of shares of Common Stock purchasable by the Warrantholder.

     (e) An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

     (f) The form of Warrant need not be changed because of any change pursuant to this Section 9, and Warrants issued after such change may state the same Warrant Price and the same number of Warrant Shares as is stated in the Warrant initially issued pursuant hereto. However, subject to the consent of the Warrantholder, which shall not be unreasonably withheld, the Company may at any time in its sole discretion make any change on the Warrant that the Company may deem appropriate which does not affect the substance thereof, and any Warrants thereafter issued, whether in exchange or substitution for any outstanding Warrant Shares or otherwise, may be in the form as so changed.

     (g) In the event that, as a result of an adjustment made pursuant to Section 9(a), the holder of the Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of the Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

     (h) Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any computation under this Agreement.

     Section 10. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the current market value of such fraction based upon the current Market Price (determined pursuant to Section 3) of a Warrant Share. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

     Section 13. Identity of Transfer Agent. The Transfer Agent for the
Common Stock is American Stock Transfer & Trust Company, 99 Wall Street, New York, New York 10005. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

     Section 14. Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  HEARx LTD.
                  Attention:  Paul A. Brown, M.D.
                  Chairman and Chief Executive Officer
                  1250 Northpoint Parkway
                  West Palm Beach, Florida 33407

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 14.


     Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 14. All such notices, requests, demands, directions and other communications shall, when mailed be effective when deposited in the mails addressed as aforesaid.

     Section 15. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant without the approval of the Warrantholder in order to cure any ambiguity or to correct or supplement any provisions contained herein which may be defective or inconsistent with any other provision herein or to make any other provisions in regard to matters or questions arising hereunder which shall not be inconsistent with the provisions of the Warrant and which shall not in any manner adversely affect the interests of the Warrantholder.

     Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 17. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed, as of September 12, 1996.

                                    HEARx LTD.



                                     By:
                                        ------------------------------
                                        Paul A. Brown M.D.
                                        Chairman of the Board



Attest:


------------------------------

                                   HEARx LTD.
                              WARRANT EXERCISE FORM

HEARx LTD.
1250 Northpoint Parkway
West Palm Beach, Florida 33407

         This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by cash or certified check _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                           -------------------------------
                           Name

                           --------------------------------
                           Address
                           --------------------------------

                           --------------------------------

                           --------------------------------
                           Federal Tax Identification No.
                           or Social Security No.

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of such Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated:___________________, ____

                                        Signature:______________________________

                                                  ------------------------------
                                                  Name (please print)

                                                  ------------------------------
                                                  Address

                                                  ------------------------------

                                                  ------------------------------
                                                  Federal Identification or
                                                  Social Security No.


                                          Note:    The above signature must
                                                   correspond with the name of
                                                   the registered holder as
                                                   written on the first page of
                                                   the Warrant in every
                                                   particular, without
                                                   alteration or enlargement or
                                                   any change whatever, unless
                                                   the Warrant has been
                                                   assigned.